SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 -K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2001

BIO-REFERENCE LABORATORIES, INC.
(Exact name of Registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

481 Edward H. Ross Drive
Elmwood, New Jersey	07407
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 791-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events and Regulation FD Disclosure.

On May 14, 2001, Bio-Reference Laboratories, Inc. (“BRLI”) completed the sale of 1,500,000 shares of its common stock for an aggregate $1,500,000. The shares were sold to Castletop Investments, L.P., a Texas limited partnership whose General partner is Topfer Holdings I, Inc., a Texas corporation (“Holdings”). Morton L. Topfer is the president and the Managing Director of Holdings. Mr. Topfer has agreed to serve as a member of BRLI’s Board of Directors. He was elected to the BRLI board on May 23, 2001 replacing Frank DeVito who had resigned.

Morton L. Topfer is the former Co-CEO and former Vice Chairman of Dell Computer Corp. (“Dell”). He currently serves as Counselor to Dell’s Chief Executive Officer and as a member of Dell’s Board of directors. Prior to joining Dell in May 1994, Mr. Topfer was corporate executive vice president of Motorola, Inc. and president of Motorola’s Land Mobile Products Sector.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2001	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman
Marc D. Grodman
President and Chief
Executive Officer